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                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW
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
     WILLIAM J. SCHIFINO                      TELEPHONE: (813)223-1535                     ONE TAMPA CITY CENTER
     FRANK N. FLEISCHER                       TELECOPIER: (813)223-3070                  201 NORTH FRANKLIN STREET
      CYNTHIA C. ELLIS                        INTERNET: SF2700@AOL.COM                          SUITE 2700
                                                                                           TAMPA, FLORIDA 33602
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                                  July 14, 1997

                                                                      Exhibit 5

MTL Inc.
3108 Central Drive
Plant City, Florida 33567

         Re:      Form S-8 Registration

Gentlemen:

         We are acting as counsel for MTL Inc., a Florida corporation (the "Company"), in connection with the proposed offer by the Company of up to an additional 400,000 shares of the Company's Common Stock (the "Shares) pursuant to the Company's 1994 Incentive and Non-Statutory Stock Option Plan (the "Plan"). Such offering of shares is covered by a prospectus forming a part of the Company's Registration Statement on Form S-8, being filed with the Securities and Exchange Commission. We are rendering this opinion as of the date hereof.

         We have examined, among other things, the Certificate of Incorporation and By-Laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

         Based upon the foregoing, it is our opinion that the Shares have been legally authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plan, and as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the statements with respect to us in connection with the filing of this opinion as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                         /s/ William J. Schifino

                                                         William J. Schifino
                                                         For the Association


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